EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Edible Garden AG Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	457(a)	650,000	$0.1612 (2)	$104,780 (2)	0.00015310	$16.04
Total Offering Amounts					$104,780		$16.04
Total Fee Offsets							16.04 (3)
Net Fee Due							$0

(1)

This Registration Statement covers an additional 650,000 shares of common stock of the Registrant authorized to be offered and sold under the Company’s 2022 Equity Incentive Plan, as amended effective August 21, 2024. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate number of additional shares of the Registrant’s common stock that may be issuable as a result of stock splits, stock dividends, or similar transactions.

(2)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s shares of common stock as reported on the Nasdaq Capital Market on November 8, 2024.

(3)	Earlier paid on September 6, 2024 as set forth in Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Edible Garden AG Incorporated	S-1(1)	333-281957	09/06/2024		$16.04	Equity	Common stock, par value $0.0001 per share		$7,160,686.12
Fee Offset Sources	Edible Garden AG Incorporated	S-1(1)	333-281957		09/24/2024						$1,350.54

(1)	The Registrant has completed any offering that included the unsold securities under the prior registration statement.